Exhibit 99.1

Press Release

MagnaChip Reports Third Quarter 2015 Financial Results

SEOUL, South Korea and SAN JOSE, Calif., October 29, 2015 — MagnaChip Semiconductor Corporation (“MagnaChip”) (NYSE: MX), a Korea-based designer and manufacturer of analog and mixed-signal semiconductor products, today announced financial results for the third quarter ended September 30, 2015.

Revenue for the third quarter of 2015 was $154.4 million, a 4.7% decline compared to $162.0 million for the second quarter of 2015, and down 20.6% compared to $194.3 million for the third quarter of 2014. Foundry Services revenue in the third quarter of 2015 was $71.5 million and Standard Products Group revenue was $82.7 million.

Gross profit was $34.7 million, or 22.5% as a percent of revenue for the third quarter of 2015. This compared with gross profit of $35.3 million, or 21.8%, for the second quarter of 2015 and $42.6 million, or 21.9%, for the third quarter of 2014. Foundry gross profit was 26.1% and Standard Products Group gross profit was 19.1% in the third quarter of 2015.

Net loss, on a GAAP basis, for the third quarter of 2015 totaled $57.1 million, or $1.65 per diluted share, compared to net loss of $30.6 million, or $0.90 per diluted share, for the second quarter of 2015 and net loss of $46.8 million, or $1.37 per diluted share, for the third quarter of 2014. Net loss stemmed primarily from lower revenue and gross profit, as well as from non-cash foreign currency translation loss.

“We continue to face many challenges but in the third quarter we executed on our product strategies, achieved our short-term financial goals and continued to streamline the organization and reduce costs,” said YJ Kim, Chief Executive Officer. “Despite a weak macro environment, revenue in the third quarter came in at the high end of our expectations, as we benefited from the adoption of our standard products by companies in China.”

Chief Financial Officer Jonathan Kim commented, “We are well on our way to achieving our previously announced target to reduce total normalized spending by over $40 million in 2015 compared to 2014. Spending in the first three quarters of 2015 declined by approximately $38 million as compared with the same period last year,” said Mr. Kim, “and our 2016 spending targets are now under review as part of a comprehensive cost reduction plan launched earlier this year.”

Adjusted Net Loss, a non-GAAP measurement, for the third quarter of 2015 totaled $10.4 million, or $0.30 per diluted share, compared to an adjusted net loss of $11.1 million, or $0.32 per diluted share, in the second quarter of 2015 and compared to an adjusted net loss of $6.8 million, or $0.20 per diluted share, for the third quarter of 2014.

Management believes that non-GAAP financial measures, when viewed in conjunction with GAAP results, can provide a meaningful understanding of the factors and trends affecting MagnaChip’s business and operations. However, such non-GAAP financial measures have limitations and should not be considered as a substitute for net income or as a better indicator of our operating performance than measures that are presented in accordance with GAAP. A reconciliation of GAAP results to non-GAAP results is included following the financial statements.

Cash and cash equivalents totaled $68.5 million at the end of the third quarter of 2015, a decrease of $4.2 million from the end of the prior quarter.

The following table sets forth information relating to our operating segments:

	Three Months Ended		Nine Months Ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Net Sales
Foundry Services Group	$71,471	$99,333	$224,953	$281,600
Standard Products Group
Display Solutions	48,314	58,700	153,585	144,406
Power Solutions	34,406	36,088	102,238	104,138

Total Standard Products Group	82,720	94,788	255,823	248,544
All other	191	211	506	422

Total net sales	$154,382	$194,332	$481,282	$530,566

	Three Months Ended		Nine Months Ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Gross Profit
Foundry Services Group	$18,681	$19,386	$51,241	$60,109
Standard Products Group	15,827	23,033	53,216	57,833
All other	191	211	505	422

Total gross profit	$34,699	$42,630	$104,962	$118,364

Third Quarter and Recent Company Events

•	Hosted First Foundry Technology Symposium in Shanghai, China on September 22, 2015

•	Announced Second Foundry Technology Symposium in Shenzhen, China to be held on November 10, 2015

Business Outlook

For the fourth quarter of 2015, MagnaChip anticipates:

•	Revenue to be in the range of $143 million to $153 million

•	Gross profit to be 14% to 16% as a percent of revenue

Conference Call

MagnaChip will hold a conference call at 5 p.m. EDT today (October 29, 2015) to discuss the third quarter 2015 financial results. The conference call will be webcast live and is also available by dialing 1-866-776-2061 in the U.S. or 1-706-679-0298 for all other locations. The conference ID number is 56598267 and participants are encouraged to initiate their calls at least 10 minutes in advance of the 5 p.m. EDT start time to ensure a timely connection. The webcast and earnings release will be accessible at www.magnachip.com.

A replay of the conference call will be available the same day and will run for 72 hours. The replay access numbers are 1-855-859-2056 or 1-404-537-3406. The access code is 56598267.

About MagnaChip Semiconductor Corporation

Headquartered in South Korea, MagnaChip is a Korea-based designer and manufacturer of analog and mixed-signal semiconductor products for high-volume consumer applications. MagnaChip believes it has one of the broadest and deepest ranges of analog and mixed-signal semiconductor platforms in the industry, supported by its 30-year operating history, a large portfolio of registered and pending patents, and extensive engineering and manufacturing process expertise. For more information, please visit www.magnachip.com. Information on or accessible through, MagnaChip’s website is not a part of, and is not incorporated into, this release.

Safe Harbor for Forward-Looking Statements

Information in this release regarding MagnaChip’s forecasts, business outlook, expectations and beliefs are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include statements about our future operating and financial performance, including fourth quarter 2015 revenue and gross profit and expectations related to future spending and cost reduction initiatives. All forward-looking statements included in this release are based upon information available to MagnaChip as of the date of this release, which may change, and we assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include general economic conditions, the impact of competitive products and pricing, timely design acceptance by our customers, timely introduction of new products and technologies, ability to ramp new products into volume production, industry wide shifts in supply and demand for semiconductor products, industry and/or company overcapacity, effective and cost efficient utilization of manufacturing capacity, financial stability in foreign markets and the impact of foreign exchange rates, unanticipated costs and expenses or the inability to identify expenses which can be eliminated, compliance with U.S. and international trade and export laws and regulations by us and our distributors, and other risks detailed from time to time in MagnaChip’s filings with the SEC, including our Form 10-K filed on May 28, 2015 and subsequent registration statements, amendments or other reports that we may file from time to time with the SEC and/or make available on our website. MagnaChip assumes no obligation and does not intend to update the forward-looking statements provided, whether as a result of new information, future events or otherwise.

CONTACTS:

In the United States: Robert Pursel Director of Investor Relations Tel. +1-408-625-1262 robert.pursel@magnachip.com	In Korea: Chankeun Park Senior Manager, Public Relations Tel. +82-2-6903-3195 chankeun.park@magnachip.com

# # #

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands of US dollars, except share data)

(Unaudited)

	Three Months Ended
	September 30, 2015	June 30, 2015	September 30, 2014
Net sales	$154,382	$162,015	$194,332
Cost of sales	119,683	126,729	151,702
Gross profit	34,699	35,286	42,630
Gross profit %	22.5%	21.8%	21.9%
Operating expenses
Selling, general and administrative expenses	22,107	28,588	38,690
Research and development expenses	20,450	21,931	23,422
Total operating expenses	42,557	50,519	62,112
Operating loss	(7,858)	(15,233)	(19,482)
Interest expense	(4,075)	(3,987)	(4,197)
Foreign currency loss, net	(44,139)	(12,296)	(23,508)
Other income, net	256	288	691
Loss before income taxes	(55,816)	(31,228)	(46,496)
Income tax expenses (benefits)	1,250	(602)	311
Net loss	$(57,066)	$(30,626)	$(46,807)
Loss per common share :
- Basic	$(1.65)	$(0.90)	$(1.37)
- Diluted	$(1.65)	$(0.90)	$(1.37)
Weighted average number of shares—Basic	34,664,246	34,092,402	34,056,359
Weighted average number of shares—Diluted	34,664,246	34,092,402	34,056,359

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA AND ADJUSTED NET INCOME

(In thousands of US dollars, except share data)

(Unaudited)

	Three Months Ended
	September 30, 2015	June 30, 2015	September 30, 2014
Net loss	$(57,066)	$(30,626)	$(46,807)
Adjustments:
Depreciation and amortization	6,399	6,797	7,824
Interest expense, net	4,023	3,933	4,079
Income tax expenses (benefits)	1,250	(602)	311
Equity-based compensation expense	393	1,792	593
Foreign currency loss, net	44,139	12,296	23,508
Derivative valuation loss, net	270	306	9
Restatement related expenses	1,891	5,168	15,478
Adjusted EBITDA	$1,299	$(936)	$4,995
Adjusted EBITDA per common share:
- Diluted	$0.04	$(0.03)	$0.14
Weighted average number of shares — Diluted	35,002,896	34,092,402	35,144,894
Net loss	$(57,066)	$(30,626)	$(46,807)
Adjustments:
Equity-based compensation expense	393	1,792	593
Amortization of intangibles	—	—	372
Foreign currency loss, net	44,139	12,296	23,508
Derivative valuation loss, net	270	306	9
Restatement related expenses	1,891	5,168	15,478
Adjusted Net Loss	$(10,373)	$(11,064)	$(6,847)
Adjusted Net Loss per common share:
- Diluted	$(0.30)	$(0.32)	$(0.20)
Weighted average number of shares — Diluted	34,664,246	34,092,402	34,056,359

We define Adjusted EBITDA as net loss adjusted to exclude (i) depreciation and amortization, (ii) interest expense, net, (iii) income tax expenses (benefits), (iv) equity-based compensation expense, (v) foreign currency loss, net, (vi) derivative valuation loss, net and (vii) restatement related expenses.

We present Adjusted Net Loss as a further supplemental measure of our performance. We prepare Adjusted Net Loss by adjusting net loss to eliminate the impact of a number of non-cash expenses and other items that may be either one time or recurring that we do not consider to be indicative of our core ongoing operating performance. We believe that Adjusted Net Loss is particularly useful because it reflects the impact of our asset base and capital structure on our operating performance. We define Adjusted Net Loss as net loss adjusted to exclude (i) equity-based compensation expense, (ii) amortization of intangibles, (iii) foreign currency loss, net, (vi) derivative valuation loss, net and (v) restatement related expenses.

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands of US dollars, except share data)

(Unaudited)

	September 30, 2015	December 31, 2014
Assets
Current assets
Cash and cash equivalents	$68,510	$102,434
Accounts receivable, net	57,885	72,957
Inventories, net	58,180	75,334
Other receivables	3,274	10,616
Prepaid expenses	10,957	7,560
Current deferred income tax assets	36	237
Hedge collateral	6,000	—
Other current assets	8,265	6,898
Total current assets	213,107	276,036
Property, plant and equipment, net	189,362	223,766
Intangible assets, net	2,516	2,451
Long-term prepaid expenses	13,255	10,916
Deferred income tax assets	246	415
Other non-current assets	11,905	14,147
Total assets	$430,391	$527,731
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$48,939	$70,767
Other accounts payable	8,418	10,986
Accrued expenses	68,598	81,060
Other current liabilities	6,843	6,460
Total current liabilities	132,798	169,273
Long-term borrowings, net	224,125	224,035
Accrued severance benefits, net	133,955	139,289
Other non-current liabilities	12,362	13,636
Total liabilities	503,240	546,233
Stockholders’ equity
Common stock, $0.01 par value, 150,000,000 shares authorized, 41,147,307 shares issued and 34,568,542 outstanding at September 30, 2015 and 40,635,233 shares issued and 34,056,468 outstanding at December 31, 2014	411	406
Additional paid-in capital	124,218	118,419
Accumulated deficit	(119,064)	(11,343)
Treasury stock, 6,578,765 shares at September 30, 2015 and December 31, 2014	(90,918)	(90,918)
Accumulated other comprehensive income (loss)	12,504	(35,066)
Total stockholders’ equity (deficit)	(72,849)	(18,502)
Total liabilities and stockholders’ equity	$430,391	$527,731

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of US dollars)

(Unaudited)

	Three Months Ended	Nine Months Ended
	September 30, 2015	September 30, 2015	September 30, 2014
Cash flows from operating activities
Net loss	$(57,066)	$(107,721)	$(53,402)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	6,399	20,066	22,846
Provision for severance benefits	2,296	14,173	14,775
Bad debt expenses (reversal of allowance)	(18)	(21)	3,755
Amortization of debt issuance costs and original issue discount	167	491	457
Loss (gain) on foreign currency, net	48,584	65,730	(4,077)
Gain on disposal of investments	—	—	(1,524)
Stock-based compensation	393	2,370	1,665
Other	(1,878)	(331)	951
Changes in operating assets and liabilities
Accounts receivable	5,527	8,672	(206)
Inventories, net	9,679	11,302	(1,199)
Other receivables	1,592	7,115	353
Other current assets	(1,566)	669	4,835
Deferred tax assets	28	367	835
Accounts payable	(6,463)	(18,894)	(964)
Other accounts payable	(4,649)	(10,199)	(7,265)
Accrued expenses	(22,021)	(32,731)	12,678
Other current liabilities	136	(1,922)	(201)
Other non-current liabilities	1,274	190	65
Payment of severance benefits	(3,674)	(7,905)	(4,712)
Other	288	141	19
Net cash used in operating activities	(20,972)	(48,438)	(10,316)
Cash flows from investing activities
Proceeds from settlement of hedge collateral	10,841	10,841	—
Payment of hedge collateral	(10,627)	(17,182)	—
Proceeds from disposal of investments	—	—	2,003
Proceeds from disposal of plant, property and equipment	1,685	1,698	—
Purchase of plant, property and equipment	(2,286)	(4,250)	(15,613)
Payment for intellectual property registration	(287)	(550)	(778)
Collection of guarantee deposits	77	123	—
Payment of guarantee deposits	(28)	(670)	(338)
Other	1	179	45
Net cash used in investing activities	(624)	(9,811)	(14,681)
Cash flows from financing activities
Proceeds from issuance of common stock	2,226	3,434	67
Net cash provided by financing activities	2,226	3,434	67
Effect of exchange rates on cash and cash equivalents	15,208	20,891	(3,466)
Net decrease in cash and cash equivalents	(4,162)	(33,924)	(28,396)
Cash and cash equivalents
Beginning of the period	72,672	102,434	153,606
End of the period	$68,510	$68,510	$125,210